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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 333-105336, 333-99481, 333-99353, 333-86164 and 333-77573 on Form S-8,
Registration Statement Number 333-110170 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement 333-88632 on Form S-3 to Form S-4 of Ameritrade Holding Corporation and its subsidiaries of our report dated November 6, 2003, appearing in this Annual Report on Form 10-K of Ameritrade Holding Corporation and its subsidiaries for the year ended September 26, 2003.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
November 6, 2003